Taitron Reports Third Quarter 2005 Results

LOS ANGELES, CA -- 11/11/2005 -- Taitron Components Incorporated (NASDAQ: TAIT) today announced financial results for its third quarter ended September 30, 2005.

The Company reported net sales of $2,288,000, for the quarter ended September 30, 2005, a decrease of 3.5% compared with $2,371,000 for the same quarter a year earlier. The Company also reported net loss of $23,000 or $0.00 loss per basic and diluted share for the quarter ended September 30, 2005, compared with net earnings of $29,000, or $0.01 earnings per basic and diluted share for the same quarter last year.

Stewart Wang, president and chief executive officer, said, "Although we have 3.9% sequential growth in sales for the third quarter over the second quarter of 2005, this was mainly coming from our value-added engineering services of designing and manufacturing products offshore for our existing customers. We expect this business will continue growing in 2006 as we are in the final process of setting up our Shanghai, China liaison office to support both our components purchasing and engineering services."

Wang continued, "Our superstore strategy includes reducing inventory levels, while expanding our product mix to cover more items for immediate delivery and one-stop shopping. We'll maintain our position as the niche player in the electronic distribution industry by offering limited brands of discrete, passive and opto components with reasonable margins to the domestic market."

Taitron, based in Valencia, California, is the "Discrete Components Superstore." The Company distributes a wide variety of transistors, diodes and other discrete semiconductors, optoelectronic devices and passive components to other electronic distributors, contract electronic manufacturers (CEMs) and original equipment manufacturers (OEMs), who incorporate them into their products.

Statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, factors such as general economic conditions, fluctuations in product demand and market acceptance, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, risks of foreign operations and other information detailed from time to time in the Company's reports filed or to be filed with the U.S. Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

                    TAITRON COMPONENTS INCORPORATED
            Condensed Consolidated Statements of Operations
           (Dollars in thousands, except per share amounts)

                                 Three months ended     Nine months ended
                                    September 30,         September 30,
                                   2005       2004       2005       2004
                                ---------  ---------  ---------  ---------
                               (Unaudited)(Unaudited)(Unaudited)(Unaudited)

Net sales                       $   2,288  $   2,371  $   6,332  $   7,509

Cost of goods sold                  1,625      1,665      4,582      5,395
                                ---------  ---------  ---------  ---------

   Gross profit                       663        706      1,750      2,114

Selling, general and
 administrative expenses              706        636      1,952      1,907
                                ---------  ---------  ---------  ---------

   (Loss) income from
    operations                        (43)        70       (202)       207

Interest income (expense), net          6        (44)       (11)      (160)
Other income (expense), net            22          3         61         16
                                ---------  ---------  ---------  ---------

   (Loss) income before income
    taxes                             (15)        29       (152)        63

Income tax provision                   (8)         -         (8)         -
                                ---------  ---------  ---------  ---------

      Net (loss) income         $     (23) $      29  $    (160) $      63
                                =========  =========  =========  =========

(Loss) income per share:
      Basic                     $   (0.00) $    0.01  $   (0.03) $    0.01
                                =========  =========  =========  =========
      Diluted                   $   (0.00) $    0.01  $   (0.03) $    0.01
                                =========  =========  =========  =========

Weighted average common shares
 outstanding:
      Basic                     5,462,757  5,460,258  5,461,952  5,466,463
                                =========  =========  =========  =========
      Diluted                   5,462,757  6,044,258  5,461,952  6,037,463
                                =========  =========  =========  =========

Contact:
Stewart Wang
Phone (661) 257-6060
Fax (661) 257-6415
28040 West Harrison Parkway
Valencia, CA  91355